A.G. Edwards, Inc.
2002 EMPLOYEE STOCK PURCHASE PLAN
(2005 Restatement)

This Plan originally adopted April 18, 2002, with maximum number of shares of Common Stock available for sale under the Plan at 5,625,000 shares. It was amended in (1) October 2004 to allow for shares to be purchased monthly rather than annually and at a 5% discount.

NOW, THEREFORE, the Plan is hereby amended in June 2005 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 9,625,000 and restated in its entirety as follows:

1.
PURPOSE. The purpose of this A.G. Edwards, Inc. Employee Stock Purchase Plan is to provide eligible employees of A.G. Edwards, Inc. (the "Company") and its subsidiaries the opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock. It is intended that this Plan shall qualify as an Employee Stock Purchase Plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

2.	DEFINITIONS. As used in this Plan, the following terms have the following meanings:

	(a)	"Board" means the Board of Directors of the Company.

	(b)	"Code" means the Internal Revenue Code of 1986, as amended.

	(c)	"Committee" means the Committee described in paragraph 12.

(d)
"Common Stock" means shares of common stock par value $1.00 per share of the Company, either authorized but unissued, or stock that has been issued previously but is held in the treasury of the Company, together with the Common Stock Purchase Rights (as described in the Rights Agreement, as amended) associated with such common stock.

	(e)	"Company" means A.G. Edwards, Inc.

(f)
"Compensation" means, except as provided in the following sentence, the total amount paid to an Employee during a calendar year in the form of salary, commissions, overtime pay, finder's fees and bonuses (including corporate executive bonus, merit bonus, institutional bonus, branch manager's bonus or total production bonus); plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Section 401(k), Section 132(f)(4) or Section 125 of the Code. Notwithstanding the above, Compensation shall not include: (1) amounts attributable to other sources such as, for example, contest awards, reimbursement of moving expenses, life insurance premiums, tuition reimbursements, and amounts attributable to stock options or restricted stock; or (2) any payment characterized as deferred compensation for purposes of Section 404 of the Code (either when earned or when paid).

	(g)	"Employee" means any individual who is employed by the Company or a Subsidiary.

(h)
"Fair Market Value" means the fair market value of one share of Common Stock as of a particular day, which shall generally be the mean between the high and the low price per share of Common Stock on the New York Stock Exchange, or such other valuation method determined by the Committee.

	(i)	"Monthly Exercise Date" means the last business day of each month during an Offering Period in which the New York Stock Exchange is open.

	(j)	"Offering Date" means the first business day of an Offering Period.

	(k)	"Offering Period" means a twelve-consecutive month period beginning October 1, or other period designated by the Committee, during which an offer to purchase Common Stock is in effect under this Plan.

	(l)	"Plan" means the A.G. Edwards, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

(m)
"Subsidiary" means any corporation, other than the Company in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain, owns stock possessing fifty percent ("50%") or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

	(n)	"Termination Date" means the first business day after the end of an Offering Period, or such other date specified in paragraph 15.

3.
ELIGIBILITY. Options awarded in accordance with the Plan shall be granted only to Employees. Each Employee shall be eligible to participate in offerings under the Plan subject to the limitations imposed by Section 423 of the Code and the limitations contained in this Plan.

Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option:

(a)
if, immediately after the grant, such Employee would own shares of stock, possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company or of any Subsidiary; or

(b)
which permits such Employee the right to purchase shares which when combined with the rights under all other employee stock purchase plans (qualified under IRS code Section 423) of the Company and its Subsidiaries are in excess of $25,000 of Fair Market Value (determined on the first business day of the Offering Period) in any calendar year.

For purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual.

All Employees granted options shall have the same rights and privileges as required by Section 423(b)(5) of the Code.

4.
OFFERING DATES. It is contemplated that the Plan will be implemented by consecutive annual offerings. Each offering shall be authorized by the Board and shall commence on an Offering Date and shall end on a Termination Date. Only one offering may be in effect as to any individual at any one time. Participation in any offering under the Plan shall neither limit nor require participation in any other offering.

5.	PARTICIPATION IN THE PLAN.

	(a)	All Employees shall be given notice of each annual offering within a reasonable time after determination to make such offering has been made by the Committee.

(b)
Participation in the Plan shall be limited to eligible Employees. To be eligible for an award, an Employee must be a full-time or part-time Employee (temporary Employees are not eligible) on the Offering Date and otherwise meet the requirements of the Plan. An eligible Employee may become a participant by filing a notice of his or her election to participate in the manner prescribed by the Committee.

(c)
A participant may discontinue his or her participation in the Plan as provided in paragraph 10 hereof or reduce his or her participation as provided under paragraph 8(b), but no other change can be made by the participant during an Offering Period.

6.	PAYROLL DEDUCTIONS

(a)
At the time a participant files his or her notice of election to participate in the Plan the participant shall authorize the Company or Subsidiary by whom the participant is employed to withhold from his or her Compensation throughout the Offering Period the amount specified by the participant's notice of election. Payroll deductions when authorized for a participant shall commence on the date when his or her authorization for payroll deduction becomes effective and shall end on the Termination Date of the Offering Period, unless sooner terminated by the participant as provided under paragraph 5(c) hereof.

(b)
Each such authorization shall direct the Company and/or the Subsidiary to withhold amounts through payroll deductions pursuant to the terms of the Plan. The amount to be withheld shall be a percentage of the participant's Compensation in 1% increments not to exceed 10% of Compensation.

	(c)	Funds accumulated under the Plan may be returned only pursuant to the terms of the Plan.

7.	GRANTING OF OPTION.

(a)
On the date when a participant's notice of election to participate in the Plan becomes effective, the participant shall be granted an option to purchase shares of Common Stock, subject to paragraph 11.

	(b)	The option price of shares that may be purchased hereunder shall be 95% of the Fair Market Value of the Common Stock on the Monthly Exercise Date.

8.	EXERCISE OF OPTION.

(a)
Unless a participant gives notice to the Company as hereinafter provided, the participant's option for the purchase of shares of Common Stock will be exercised automatically on the Monthly Exercise Date for the purchase of the number of full shares the option price of which is covered by the funds accumulated for the participant with respect to the Offering Period.

(b)
By notice to the Company, a participant may cease his or her payroll deduction for future payroll periods. The amounts withheld on the participant's behalf shall be used to purchase shares of Common Stock on the Monthly Exercise Date.

	(c)	No option under the Plan shall be exercised prior to the close of business on the Monthly Exercise Date.

9.
PAYMENT AND DELIVERY. As soon as practicable after the Monthly Exercise Date, the Company will purchase for each participant that number of shares of Common Stock for which the participant has a sufficient amount from payroll deductions to fund the option price, based upon the formula price and limitations set forth in paragraphs 3, 7 and 11.

10.	WITHDRAWAL.

(a)
A participant may withdraw his or her notice of election to participate at any time by giving notice to the Company. Amounts withheld prior to such notice will not be returned except to the extent such withholdings if used would cause the participant to violate the Plan or the option, or to the extent such withholdings would be returned if participant were an active employee. All of the participant's payroll deductions withheld under the Plan will be exercised automatically on the Monthly Exercise Date per paragraph 8. No further payroll deductions will be made, and the participant may not thereafter participate in the offering then in effect.

(b)
If a participant's employment is terminated, all of the participant's payroll deductions withheld under the Plan will be exercised automatically on the Monthly Exercise Date per paragraph 8. The participant will not be eligible to continue participation in the offering then in effect. Payroll deductions withheld but not used to purchase shares due to compliance with annual maximum share limit, will be returned to participant.

	(c)	A participant's withdrawal will not have any effect upon the participant's eligibility to participate in succeeding offerings or in any similar plan which may hereafter be adopted by the Company.

11.	STOCK.

(a)
The shares to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares to be originally issued for such purpose. Not withstanding anything in the Plan to the contrary, the maximum number of shares which shall be made available for sale under the Plan shall be 9,625,000 shares (subject to adjustment as provided in paragraph 15) and not more than 1,875,000 shares will be available for sale during any one Offering Period (subject to adjustment as provided in paragraph 15 hereof). If the total number of shares for which options are to be granted on any date in accordance with paragraph 7 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and the excess payroll deductions which have been made pursuant to the authorization therefor shall be returned to the respective participants.

	(b)	No participant shall have any interest in shares covered by an option until such option has been exercised, the shares have been fully paid for, and shall have been issued by the Company.

12.	ADMINISTRATION.

(a)
The Plan shall be administrated by a Committee (the "Committee"). The Committee shall be the Compensation Committee of A.G. Edwards & Sons, Inc., until and unless another committee is appointed by the Board of Directors.

(b)
The Committee shall have full authority to make, administer, and interpret such rules and regulations and to promulgate such forms as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

13.
DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive any shares, cash, or cash and shares, to the participant's credit under the Plan in the event of such participant's death prior to delivery to him or her of such shares or cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of the participant and upon receipt by the Company of proof of the identity and existence of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such shares to such beneficiary and amounts accumulated on the participant's behalf through payroll deductions.

14.
RESTRICTIONS ON TRANSFERABILITY. Except as provided in paragraph 13, neither payroll deductions to a participant's credit under the Plan nor any rights with regard to the exercise of an option to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. A participant's rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such participant.

15.	CHANGES IN CAPITALIZATION AND CHANGE IN CONTROL.

(a)
In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, offerings of rights or any other change in the structure of the Common Stock of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the subscription price of shares available for purchase under the Plan, and in the number of shares which an Employee is entitled to purchase.

(b)
Subject to paragraph 19, a Termination Date shall occur as to any offering then in effect on a date of a Change in Control. For this purpose, a Change in Control shall mean the occurrence of any of the following events without the prior approval of the Board:

(i) a merger, consolidation or reorganization of the Company in which the Company does not survive as an independent entity;

(ii) a sale of all or substantially all of the assets of the Company;

(iii) the first purchase of shares of Common Stock of the Company pursuant to a tender or exchange offer for more than 20% of the Company's outstanding shares of Common Stock;

(iv)
any change in control of a nature that, in the opinion of the Board, would be required to be reported under the federal securities laws; provided that such a change in control shall be deemed to have occurred if (a) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.

16.
TERMINATION OF EMPLOYEE'S RIGHTS OF PARTICIPATION. Except as provided herein, an Employee's right to participate in the Plan shall terminate upon the termination of such Employee's employment by the Company or its Subsidiaries for any reason including retirement.

17.
AMENDMENT OR TERMINATION. The Board may at any time terminate, withdraw, suspend, modify or amend the Plan. No such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant, nor may an amendment be made without the prior approval of the stockholders of the Company if such amendment requires the sale of more shares than are authorized under paragraph 11 of the Plan, as adjusted as provided in paragraph 15. Although it is presently contemplated that offerings will be made under the Plan each year during the term of the Plan, the Company shall not be obligated to any Employee or other person whatsoever to make any offering under the Plan, or having made any offering or offerings, to make any further offering or offerings under the Plan.

18.
NOTICES. All notices or communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Human Resources Department of the Company or when received in the form specified by the Company at the location, or by the person designated by the Company for the receipt thereof.

19.
STOCKHOLDER APPROVAL. The Plan has been adopted by the Board of Directors of the Company as of April 18, 2002 and is subject to the approval of the holders of the Common Stock of the Company within twelve months after its adoption by the Board of Directors. No offering under the Plan shall be made until and unless such stockholder approval is obtained.

The Plan as restated by this 2005 Restatement shall apply to Offering Periods beginning October 1, 2004.

20.	APPLICATION OF FUNDS. All proceeds received by the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

21.
GOVERNING LAW. This Plan and all agreements entered into under the Plan shall be construed in accordance with and shall be governed by applicable provisions of federal law and by the substantive laws of the State of Missouri, other than conflicts of law principles.

CERTIFICATION

The undersigned hereby certifies that the foregoing A.G. Edwards, Inc. 2002 Employee Stock Purchase Plan 2005 Restatement is stated in the form duly adopted by the Board of Directors of A.G. Edwards, Inc. on June 23, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of June 27, 2005.

/s/ Douglas L. Kelly
Douglas L. Kelly, Secretary